News Release
Republic First Bancorp, Inc.
October 20, 2014

REPUBLIC FIRST BANCORP, INC. REPORTS EARNINGS FOR THIRD QUARTER 2014

Philadelphia, PA, October 20, 2014 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended September 30, 2014.  The Company has recorded net income of $0.3 million, or $0.01 per share, for the third quarter of 2014 compared to a net loss of $2.2 million, or $0.09 per share, for the third quarter of 2013.

“The third quarter of 2014 demonstrates significant momentum for the Company, especially when  viewed in terms of the Company’s year over year balance sheet growth,” said Harry D. Madonna, Chairman and Chief Executive Officer of Republic Bank. “We are in the midst of executing an aggressive expansion plan and we are encouraged by the results thus far.  With strong growth in total assets, loans and deposits – and plans to open three additional stores in Glassboro, Berlin and Evesham in the coming months – we are poised to make important strides in the fourth quarter and well into 2015.”

“To facilitate our growth strategy, we will continue to invest in our stores, our infrastructure and our people,” Madonna added.  “The third quarter results reflect these important investments.  We remain committed to providing our Customers with outstanding service and amenities and we will continue to recruit a talented and experienced team to support our expansion.  We have a clear vision for the future of Republic Bank and are executing upon a robust, yet realistic growth strategy.”

Highlights for the Period Ended September 30, 2014

➢	Total assets increased by $188 million, or 20%, to $1.1 billion as of September 30, 2014 compared to $943 million as of September 30, 2013.

➢
Core deposits increased by $145 million, or 17%, to $980 million as of September 30, 2014 compared to $835 million as of September 30, 2013. The cost of funds on core deposits decreased to 0.36% for the quarter ended September 30, 2014 compared to 0.37% for the quarter ended September 30, 2013.

➢	Total loans grew $102 million, or 16%, to $752 million as of September 30, 2014 compared to $650 million at September 30, 2013.

➢
On a linked quarter basis, the net interest margin increased by 9 basis points to 3.54% during the three month period ended September 30, 2014 compared to 3.45% for the three month period ended June 30, 2014.

➢
SBA lending continued to be a focal point of the Company’s lending strategy. More than $7 million in new SBA loans were originated during the quarter ended September 30, 2014. Our team is currently ranked as the #1 SBA lender in the state of New Jersey based on the dollar volume of loan originations.

➢
Shareholders’ equity increased by 66% to $112 million as of September 30, 2014 compared to $67 million as of September 30, 2013 as a result of the $45 million common stock offering closed during the second quarter of 2014.

➢	The Company’s Total Risk-Based Capital ratio was 15.62% and Tier I Leverage Ratio was 11.88% at September 30, 2014.

➢	Tangible book value per share was $2.95 as of September 30, 2014.

Capital

During the second quarter of 2014, the Company successfully completed a private placement offering of common stock in the amount of $45 million.  11.8 million shares were sold through the offering at a price of $3.80 per share. Total shareholders’ equity increased to $111.6 million at September 30, 2014 compared to $67.1 million at September 30, 2013.  Tangible book value per share increased to $2.95 at September 30, 2014 compared to $2.58 per share at September 30, 2013.

The Company’s capital ratios at September 30, 2014 were as follows:

	Actual September 30, 2014	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	11.88%	5.00%

Tier 1 Risk Based Capital	14.37%	6.00%

Total Risk Based Capital	15.62%	10.00%

Tangible Common Equity	9.87%	n/a

Income Statement

The Company reported net income of $0.3 million, or $0.01 per share, for the three month period ended September 30, 2014, compared to a net loss of $2.2 million, or $0.09 per share, for the three month period ended September 30, 2013.  Net income for the nine month period ended September 30, 2014 was $1.6 million, or $0.05 per share, compared to a net loss of $0.2 million, or $0.01 per share, for the nine months ended September 30, 2013.

The increase in net income in both the three and nine month periods ended September 30, 2014 is primarily attributable to a one-time charge of $1.9 million recorded in the third quarter of 2013 related to a settlement agreement in connection with litigation in which the Company was a defendant in the prior year.

The Company continues to lower its cost of funds as evidenced by a decrease to 0.48% for the three month period ended September 30, 2014, compared to 0.49% for the three month period ended June 30, 2014 and 0.51% for the three month period ended September 30, 2013. On a linked quarter basis the net interest margin increased to 3.54% for the three month period ended September 30, 2014 compared to 3.45% for the three month period ended June 30, 2014.
Non-interest expenses decreased by $2.1 million, or 18%, to $10.0 million for the three month period ended September 30, 2014 compared to $12.1 million in the prior year period mainly due to the aforementioned legal settlement recorded in the third quarter of 2013.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	Sep 30, 2014	Sep 30, 2013	% Change	Jun 30, 2014	% Change

Total assets	$ 1,130,716	$ 942,868	20%	$ 1,065,134	6%

Total loans (net)	739,817	641,533	15%	706,806	5%

Total deposits	990,075	845,503	17%	924,684	7%

Total core deposits	979,840	835,271	17%	914,451	7%

Total assets increased by $187.8 million, or 20%, as of September 30, 2014 when compared to September 30, 2013.  Core deposits grew by $144.6 million to $979.8 million as of September 30, 2014 compared to $835.3 million as of September 30, 2013. The strong growth in assets, loans and deposits during the third quarter was driven by  the Company’s successful execution of its growth strategy.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	Sep 30, 2014	Sep 30, 2013	% Change	Jun 30, 2014	% Change	3rd Qtr 2014 Cost of Funds

Demand noninterest-bearing	$ 216,642	$ 159,384	36%	$ 199,553	9%	0.00%

Demand interest-bearing	224,102	188,572	19%	212,710	5%	0.38%

Money market and savings	471,199	413,969	14%	431,612	9%	0.45%

Certificates of deposit	67,897	73,346	(7%)	70,576	(4%)	0.79%

Total core deposits	$ 979,840	$ 835,271	17%	$ 914,451	7%	0.36%

Core deposits increased to $979.8 million at September 30, 2014 compared to $835.3 million at September 30, 2013 as the Company continues its expansion strategy which focuses on the gathering of low-cost core deposits. The Company recognized strong growth in demand account balances on a year to year basis, while at the same time reducing the overall deposit cost of funds to 0.38% for the three month period ending September 30, 2014 compared to 0.39% for the three month period ending September 30, 2013.

Lending

Loans by type are as follows (dollars in thousands):

Description	Sep 30, 2014	% of Total	Sep 30, 2013	% of Total	Jun 30, 2014	% of Total

Commercial real estate	$ 366,611	49%	$ 328,486	51%	$353,458	49%
Construction and land development	38,236	5%	25,238	4%	31,224	5%
Commercial and industrial	134,340	18%	113,302	17%	127,818	18%
Owner occupied real estate	172,642	23%	150,594	23%	167,130	23%
Consumer and other	38,365	5%	30,595	5%	37,255	5%
Residential mortgage	2,314	0%	2,374	0%	2,330	0%
Deferred costs (fees)	(475)		(352)		(346)

Gross loans	$752,033	100%	$650,237	100%	$718,869	100%

Gross loans increased by $101.8 million, or 16%, to $752.0 million at September 30, 2014 compared to $650.2 million at September 30, 2013 as a result of an increase in quality loan demand over the last twelve months and continued success with our relationship banking model.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below:

	Quarter Ended
	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013

Non-performing assets / total assets	2.38%	2.87%	1.43%

Quarterly net loan charge-offs / average loans	0.08%	0.11%	0.54%

Allowance for loan losses / gross loans	1.62%	1.68%	1.34%

Allowance for loan losses / non-performing loans	53%	45%	116%

Non-performing assets / capital and reserves	22%	25%	18%

Non-performing assets increased by $13.5 million to $27.0 million, or 2.38% of total assets, at September 30, 2014, compared to $13.4 million, or 1.43% of total assets, as of September 30, 2013.  This increase was primarily driven by one loan that was transferred to non-accrual status during the second quarter of 2014. A reserve for this loan was recorded during the fourth quarter of 2013 when it was initially downgraded to impaired status.

The allowance for loan losses as a percentage of non-performing loans decreased to 53% as of September 30, 2014, compared to 116%  as of September 30, 2013.  The ratio of non-performing assets to capital and reserves increased to 22% as of September 30, 2014, compared to 18% as of September 30, 2013.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its fourteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Haddonfield, Cherry Hill and Voorhees, New Jersey. For more information about Republic Bank, visit myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2013 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,	September 30,
(dollars in thousands, except per share amounts)	2014	2014	2013

ASSETS
Cash and due from banks	$13,546	$17,070	$11,468
Interest-bearing deposits and federal funds sold	92,298	66,050	32,837
Total cash and cash equivalents	105,844	83,120	44,305

Securities - Available for sale	158,830	219,634	199,722
Securities - Held to maturity	68,991	21	69
Restricted stock	1,725	1,725	1,570
Total investment securities	229,546	221,380	201,361

Loans held for sale	789	491	7,130

Loans receivable	752,033	718,869	650,237
Allowance for loan losses	(12,216)	(12,063)	(8,704)
Net loans	739,817	706,806	641,533

Premises and equipment	29,767	29,041	21,181
Other real estate owned	3,775	3,637	5,951
Other assets	21,178	20,659	21,407

Total Assets	$1,130,716	$1,065,134	$942,868

LIABILITIES
Non-interest bearing deposits	$216,642	$199,553	$159,384
Interest bearing deposits	773,433	725,131	686,119
Total deposits	990,075	924,684	845,503

Subordinated debt	22,476	22,476	22,476
Other liabilities	6,572	6,551	7,802

Total Liabilities	1,019,123	953,711	875,781

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	383	383	265
Additional paid-in capital	152,122	152,131	106,990
Accumulated deficit	(36,119)	(36,416)	(34,447)
Treasury stock at cost	(3,725)	(3,099)	(3,099)
Stock held by deferred compensation plan	(183)	(809)	(809)
Accumulated other comprehensive loss	(885)	(767)	(1,813)

Total Shareholders' Equity	111,593	111,423	67,087

Total Liabilities and Shareholders' Equity	$1,130,716	$1,065,134	$942,868

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(in thousands, except per share amounts)	2014	2014	2013	2014	2013

INTEREST INCOME
Interest and fees on loans	$9,000	$8,310	$8,146	$25,633	$24,154
Interest and dividends on investment securities	1,356	1,271	1,153	3,947	3,364
Interest on other interest earning assets	45	50	40	107	143
Total interest income	10,401	9,631	9,339	29,687	27,661

INTEREST EXPENSE
Interest on deposits	918	870	835	2,568	2,650
Interest on borrowed funds	277	277	278	830	834
Total interest expense	1,195	1,147	1,113	3,398	3,484

Net interest income	9,206	8,484	8,226	26,289	24,177
Provision for loan losses	300	300	250	600	1,175

Net interest income after provision for loan losses	8,906	8,184	7,976	25,689	23,002

NON-INTEREST INCOME
Service fees on deposit accounts	316	287	270	896	769
Gain on sale of SBA loans	614	1,046	1,106	2,814	3,863
Gain on sale of investment securities	-	458	-	458	703
Other non-interest income	441	498	516	1,422	1,670
Total non-interest income	1,371	2,289	1,892	5,590	7,005

NON-INTEREST EXPENSE
Salaries and employee benefits	5,074	4,828	4,486	14,942	13,276
Occupancy and equipment	1,749	1,598	1,612	4,883	4,287
Legal and professional fees	614	872	902	2,143	2,451
Foreclosed real estate	376	340	745	1,062	1,771
Regulatory assessments and related fees	258	196	327	791	912
Other operating expenses	1,915	2,123	4,036	5,937	7,597
Total non-interest expense	9,986	9,957	12,108	29,758	30,294

Income (loss) before benefit for income taxes	291	516	(2,240)	1,521	(287)

Benefit for income taxes	(6)	(21)	(18)	(68)	(68)

Net income (loss)	$297	$537	$(2,222)	$1,589	$(219)

Net Income (Loss) per Common Share
Basic	$0.01	$0.02	$(0.09)	$0.05	$(0.01)
Diluted	$0.01	$0.02	$(0.09)	$0.05	$(0.01)

Average Common Shares Outstanding
Basic	37,815	35,157	25,973	33,025	25,973
Diluted	38,253	35,609	25,973	33,399	25,973

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	September 30, 2014			June 30, 2014			September 30, 2013

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$77,666	$45	0.23%	$82,915	$50	0.24%	$58,532	$40	0.27%
Securities	221,357	1,408	2.54%	207,545	1,315	2.53%	197,283	1,183	2.40%
Loans receivable	744,466	9,046	4.82%	706,632	8,356	4.74%	641,698	8,192	5.06%
Total interest-earning assets	1,043,489	10,499	3.99%	997,092	9,721	3.91%	897,513	9,415	4.16%

Other assets	53,430			48,652			45,652

Total assets	$1,096,919			$1,045,744			$943,165

Interest-bearing liabilities:

Demand non interest-bearing	$196,734			$177,363			$150,915
Demand interest-bearing	229,229	220	0.38%	232,682	225	0.39%	198,341	213	0.43%
Money market & savings	449,848	509	0.45%	427,589	467	0.44%	410,402	425	0.41%
Time deposits	79,798	189	0.94%	78,259	178	0.91%	85,576	197	0.91%
Total deposits	955,609	918	0.38%	915,893	870	0.38%	845,234	835	0.39%

Total interest-bearing deposits	758,875	918	0.48%	738,530	870	0.47%	694,319	835	0.48%

Other borrowings	22,476	277	4.89%	22,476	277	4.94%	22,476	278	4.91%

Total interest-bearing liabilities	781,351	1,195	0.61%	761,006	1,147	0.60%	716,795	1,113	0.62%
Total deposits and
other borrowings	978,085	1,195	0.48%	938,369	1,147	0.49%	867,710	1,113	0.51%

Non interest-bearing liabilities	7,198			6,741			7,313
Shareholders' equity	111,636			100,634			68,142
Total liabilities and
shareholders' equity	$1,096,919			$1,045,744			$943,165

Net interest income		$9,304			$8,574			$8,302
Net interest spread			3.38%			3.31%			3.54%

Net interest margin			3.54%			3.45%			3.67%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the nine months ended			For the nine months ended
(dollars in thousands)	September 30, 2014			September 30, 2013

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$59,689	$107	0.24%	$69,109	$143	0.28%
Securities	212,364	4,086	2.57%	187,616	3,459	2.46%
Loans receivable	712,867	25,769	4.83%	632,369	24,297	5.14%
Total interest-earning assets	984,920	29,962	4.07%	889,094	27,899	4.20%

Other assets	48,383			52,048

Total assets	$1,033,303			$941,142

Interest-bearing liabilities:

Demand non interest-bearing	$181,365			$145,475
Demand interest-bearing	225,352	636	0.38%	183,445	615	0.45%
Money market & savings	426,285	1,392	0.44%	416,867	1,355	0.43%
Time deposits	78,517	540	0.92%	96,103	680	0.95%
Total deposits	911,519	2,568	0.38%	841,890	2,650	0.42%

Total interest-bearing deposits	730,154	2,568	0.47%	696,415	2,650	0.51%

Other borrowings	22,476	830	4.94%	22,476	834	4.96%

Total interest-bearing liabilities	752,630	3,398	0.60%	718,891	3,484	0.65%
Total deposits and
other borrowings	933,995	3,398	0.49%	864,366	3,484	0.54%

Non interest-bearing liabilities	6,995			7,439
Shareholders' equity	92,313			69,337
Total liabilities and
shareholders' equity	$1,033,303			$941,142

Net interest income		$26,564			$24,415
Net interest spread			3.47%			3.55%

Net interest margin			3.61%			3.67%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended			Year ended	Nine months ended
	September 30,	June 30,	September 30,	Dec 31	September 30,	September 30,
(dollars in thousands)	2014	2014	2013	2013	2014	2013

Balance at beginning of period	$12,063	$11,950	$9,332	$9,542	$12,263	$9,542

Provision charged to operating expense	300	300	250	4,935	600	1,175
	12,363	12,250	9,582	14,477	12,863	10,717

Recoveries on loans charged-off:
Commercial	264	1	10	117	265	69
Consumer	-	-	1	26	-	26
Total recoveries	264	1	11	143	265	95

Loans charged-off:
Commercial	(411)	(188)	(889)	(2,282)	(902)	(2,033)
Consumer	-	-	-	(75)	(10)	(75)

Total charged-off	(411)	(188)	(889)	(2,357)	(912)	(2,108)

Net charge-offs	(147)	(187)	(878)	(2,214)	(647)	(2,013)

Balance at end of period	$12,216	$12,063	$8,704	$12,263	$12,216	$8,704

Net charge-offs as a percentage of
average loans outstanding	0.08%	0.11%	0.54%	0.35%	0.12%	0.43%

Allowance for loan losses as a percentage
of period-end loans	1.62%	1.68%	1.34%	1.81%	1.62%	1.34%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2014	2014	2014	2013	2013

Non-accrual loans:
Commercial real estate	$22,607	$23,750	$9,733	$9,764	$6,833
Consumer and other	437	446	643	656	662
Total non-accrual loans	23,044	24,196	10,376	10,420	7,495

Loans past due 90 days or more
and still accruing	131	2,722	-	-	-

Total non-performing loans	23,175	26,918	10,376	10,420	7,495

Other real estate owned	3,775	3,637	3,696	4,059	5,951

Total non-performing assets	$26,950	$30,555	$14,072	$14,479	$13,446

Non-performing loans to total loans	3.08%	3.74%	1.49%	1.53%	1.15%

Non-performing assets to total assets	2.38%	2.87%	1.44%	1.51%	1.43%

Non-performing loan coverage	52.71%	44.81%	115.17%	117.69%	116.13%

Allowance for loan losses as a percentage
of total period-end loans	1.62%	1.68%	1.71%	1.81%	1.34%

Non-performing assets / capital plus
allowance for loan losses	21.77%	24.74%	18.27%	19.26%	17.74%